                                                                   EXHIBIT 11.01




                               NASHUA CORPORATION
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE


(In thousands, except per share data)

                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                       ---------------------------------------------
                                                                                          1998             1997               1996
                                                                                       ---------         ---------         ---------

Income (loss) from continuing operations                                               $ (7,229)         $ (6,190)         $ (7,290)
Income (loss) from discontinued operations, net of taxes                                 (6,687)           (2,632)              460
Gain on disposition of stock of discontinued operations,
     net of taxes                                                                          --                --              19,386
Gain on public stock offering of discontinued operations,
     net of taxes                                                                          --                --               4,461
Gain on sale of discontinued operation, net of taxes                                      1,052              --               8,434
                                                                                       ---------------------------------------------
Income (loss) before extraordinary loss                                                 (12,864)           (8,822)           25,451
Extraordinary loss on extinguishment of debt,
     net of tax benefit                                                                    --                --              (1,257)
                                                                                       ---------------------------------------------

Net income (loss)                                                                      $(12,864)         $ (8,822)         $ 24,194
                                                                                       =============================================

Shares:

  Weighted average common shares
    outstanding during the period                                                         6,320             6,385             6,376

  Common equivalent shares                                                                 --                --                --
                                                                                       ---------------------------------------------

                                                                                          6,320             6,385             6,376
                                                                                       =============================================
Earnings (loss) per common share:
   Income (loss) from continuing operations                                            $  (1.15)         $   (.97)         $  (1.14)
   Income (loss) from discontinued operations                                             (1.06)             (.41)              .07
   Gain on public stock offering, disposition of stock
      and disposal of discontinued operations                                               .17              --                5.06
                                                                                       ---------------------------------------------
   Income (loss) before extraordinary loss                                                (2.04)            (1.38)             3.99
   Extraordinary loss on extinguishment of debt                                            --                --                (.20)
                                                                                       ---------------------------------------------
Net income (loss)                                                                      $  (2.04)         $  (1.38)         $   3.79
                                                                                       =============================================
